PRICING SUPPLEMENT NO. 75                                    Rule 424(b)(3)
DATED:  October 10, 1996                                 File No. 333-03685
(To Prospectus dated May 23, 1996
and Prospectus Supplement dated May 23, 1996)


                               $4,954,795,162
                      THE BEAR STEARNS COMPANIES INC.
                        MEDIUM-TERM NOTES, SERIES B
          WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


 Principal Amount:            Floating Rate Notes Book Entry Notes
 $10,000,000                  [x]                 [x]

 Original Issue Date:         Fixed Rate Notes    Certificated Notes
 10/11/1996                   [_]                 [_]

 Maturity Date: 10/14/2003

 Option to Extend Maturity:   No  [x]

                              Yes [_]   Final Maturity Date:

                                      Optional           Optional
                    Redemption        Repayment          Repayment
 Redeemable On      Price(s)          Date(s)            Price(s)
 -------------      --------          -------            --------

       *            100%              N/A                N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

 Interest Rate Basis:                    Maximum Interest Rate: N/A

 [_]    Commercial Paper Rate            Minimum Interest Rate: 3.00%

 [_]    Federal Funds Rate               Interest Reset Date(s): **

 [_]    Treasury Rate                    Interest Reset Period: Quarterly

 [_]    LIBOR Reuters                    Interest Payment Date(s): ***

 [x]    LIBOR Telerate

 [_]    Prime Rate

 [_]    CMT Rate

 Initial Interest Rate: 6.68125%         Interest Payment Period: Quarterly

 Index Maturity:  Three months

 Spread (plus or minus): +1.15%

-------------------------
* Commencing October 11, 1998 and on the 11th of each October, January, April and July thereafter, the Notes may be called at 100% of the principal amount in whole but not in part at the option of the Company on five business days' notice.

** On the 11th of each October, January, April and July during the term hereof.

*** On the 11th of each October, January, April and July during the term hereof commencing January 13, 1997.

**** Interest will accrue for each day during each Interest Payment Period that three month LIBOR falls within the Rate Band (as defined below); otherwise, interest will accrue at 3.00% for such day. The Rate Band for each Interest Payment Period will be less than or equal to 9.75%. Interest will be calculated on the basis of a 365-day year.

     The distribution of Notes will conform to the requirement set forth in the applicable sections of Schedule E to the By-laws of the National Association of Securities Dealers, Inc.

NYFS04...:\25\22625\0122\1773\FFF0106P.590